Exhibit (d)(i)

INVESTMENT ADVISORY AGREEMENT

AGREEMENT made this 9th day of December, 2020, between Advisers Investment Trust (the “Trust”), a Delaware statutory trust having its principal place of business at 50 S. LaSalle Street, Chicago, Illinois 60603 on behalf of the Funds listed on Schedule A, and State Farm Investment Management Corp. (the “Investment Adviser”), an investment adviser having its principal place of business at One State Farm Plaza, Bloomington, Illinois 61710.

WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Investment Adviser is registered with the Securities and Exchange Commission (the “Commission”) under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust desires to retain the Investment Adviser to furnish investment advisory services to certain investment portfolios of the Trust and may retain the Investment Adviser to serve in such capacity with respect to certain additional investment portfolios of the Trust, all as now or hereafter may be identified in Schedule A hereto as such Schedule may be amended from time to time (each investment portfolio is individually referred to herein as a “Fund” and collectively as the “Funds”) and the Investment Adviser represents that it is willing and possesses legal authority to so furnish such services without violation of applicable laws and regulations;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows with respect to the Funds:

1.

Appointment. The Trust hereby appoints the Investment Adviser to act as investment adviser to the Funds for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services set forth herein for the compensation herein provided. Additional investment portfolios may from time to time be added to those covered by this Agreement by the parties executing a new Schedule A, which shall become effective upon its execution and shall supersede any Schedule A having an earlier date.

2.	Delivery of Documents. The Trust has furnished the Investment Adviser with copies, properly certified or authenticated, of each of the following:

(a)	the Certificate of Conversion and the Certificate of Statutory Trust Registration, each filed with the Secretary of State of Delaware on March 28, 2017;

(b)

the Trust’s Second Amended and Restated Agreement and Declaration of Trust dated June 28, 2018, (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the “Declaration of Trust”)

(c)	the Trust’s By-Laws and any amendments thereto;

(d)	resolutions of the Trust’s Board of Trustees authorizing the appointment of the Investment Adviser and approving this Agreement;

(e)	the Trust’s Notification of Registration on Form N-8A under the 1940 Act, as filed with the Commission, and all amendments thereto;

(f)	the Trust’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “1933 Act”), and under the 1940 Act as filed with the Commission and all amendments thereto;

(g)

the most recent Prospectus, Summary Prospectus and Statement of Additional Information of each of the Funds or the Trust, as applicable (such Prospectus, Summary Prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto, are herein collectively referred to as the “Prospectus”); and

(h)

the current agreements between the Trust and each of its service providers, including, but not limited to the administrator and fund accounting agent, transfer agent, custodian and distributor, relating to services to be provided to the Funds.

The Trust will furnish the Investment Adviser from time to time with copies of all amendments of or supplements to the foregoing. Documents filed with the U.S. Securities and Exchange Commission and publicly available on the Commission’s EDGAR database will be deemed to have been delivered to the Investment Adviser.

3.

Management. Subject to the supervision of the Trust’s Board of Trustees, the Investment Adviser will provide or arrange to provide a continuous investment program for the Funds, including investment research and management with respect to all securities and investments and cash equivalents in the Funds. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to the Funds, including determining what portion of Fund assets will be invested or held uninvested in cash or cash equivalents. The Investment Adviser will provide the services under this Agreement in accordance with each Fund’s investment objectives, policies, and restrictions as stated in the Prospectus. The Investment Adviser is authorized to execute account documentation, agreements, contracts and other documents as may be requested by brokers, dealers, counterparties and other persons in connection with the Investment Adviser’s management of the Funds. The Investment Adviser further agrees that it:

(a)	will use the same skill and care in providing such services as it uses in providing services to its other similar accounts for which it has investment responsibilities;

(b)

will conform with all applicable rules and regulations of the Commission under the 1940 Act and, in addition, will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Investment Adviser;

(c)

will place or cause to be placed orders for a Fund either directly with the issuer or with any broker or dealer. When placing orders for the Fund(s) with brokers and dealers, the Investment Adviser’s primary objective will be to obtain best execution for the Funds. Subject to the provisions of Section 28(e) of the Securities Exchange Act of 1934, as amended, the Investment Adviser may effect securities transactions which cause the Fund to pay an amount of commission in excess of the amount of commission another broker or dealer would have charged, provided that the Investment Adviser determined in good faith that such amount of commission is reasonable in relation to the value of brokerage and research services provided by the broker or dealer utilized by the Investment Adviser. A broker’s or dealer’s sale or promotion of Fund shares shall not be a factor considered by the Investment Adviser or its personnel responsible for selecting brokers or dealers to effect securities transactions on behalf of the Funds, nor shall the Investment Adviser enter into any agreement or understanding under which it will direct brokerage transactions or revenue generated by those transactions to brokers or dealers to pay for distribution of Fund shares. In no instance will portfolio securities be purchased from or sold to the Trust’s principal underwriter, the Investment Adviser, or any affiliated person of the Trust, the Trust’s principal underwriter, or the Investment Adviser, except to the extent permitted by the 1940 Act, the rules thereunder and the Commission;

(d)

will maintain all books and records with respect to the securities transactions of the Funds and will furnish the Trust’s Board of Trustees with such periodic and special reports as the Board may reasonably request;

(e)

will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and the Fund(s), including a Fund’s portfolio holdings, and prior, present, or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities, or except where such information is or becomes generally publicly available other than as a result of a disclosure by the Investment Adviser, or when so requested by the Trust; and

(f)

will, in accordance with policies adopted by the Trust, vote proxies or determine not to vote such proxies received with respect to investments held in the Funds unless such voting authority has been delegated to a duly appointed sub-adviser.

At its discretion, the Investment Adviser may provide advisory services under this Agreement through its own employees or the employees of one or more affiliated companies that control, are controlled by, or are under common control with the Investment Adviser, provided that: (i) all persons, when providing services hereunder, are functioning as part of an organized group of persons; and (ii) such organized group of persons is managed at all times by the Investment Adviser’s authorized officers.

The Investment Adviser may, subject to the approval of the Trust’s Board of Trustees, appoint a sub-adviser to provide the services contemplated hereunder; provided, however, that the Investment Adviser shall not be relieved of any of its obligations under this Agreement by the appointment of such sub-adviser and provided further, that the Investment Adviser shall be responsible, to the extent provided in Section 8 hereof for all acts of such sub-adviser as if such acts were its own.

4.

Services Not Exclusive. The investment management services furnished by the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to furnish similar services to others.

5.

Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Fund(s) are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust’s request. Notwithstanding the foregoing, the Investment Adviser may retain copies of any and all records necessary to comply with its policies and procedures and applicable law and regulation. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

6.

Expenses. During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement. The Investment Adviser shall not be obligated under this Agreement to pay expenses of or for the Trust or any Fund not expressly assumed by the Investment Adviser in this Section 6 or as the Investment Adviser may voluntarily assume by separate written agreement.

The Funds shall pay for the cost of securities and all brokers’ commissions and other charges relating to the purchase and sale of portfolio securities and other investments for the Funds. Each Fund shall pay all expenses of its operation not specifically assumed by the Investment Adviser, including, but not limited to all charges of interest; dividends; borrowing costs; litigation; indemnification expenses; extraordinary expenses; distribution fees and expenses paid by the Trust under any distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act; depositories, custodians and other agencies for the safekeeping and servicing of its cash, securities and other property and of its transfer agents and registrars and its dividend disbursing and redemption agents, if any; all expenses in determination of daily price computations; all charges of legal counsel and of independent accountants; all compensation of Trustees and all expenses incurred in connection with their services to the Fund(s); all expenses of publication of notices and reports to its shareholders and to governmental bodies or regulatory agencies; all expenses of proxy solicitations of the Fund(s) or of the Board of Trustees (unless such expenses are a direct result of a change in control of the Investment Adviser or as otherwise agreed by the Investment Adviser and the Trust); all expenses of shareholder meetings (unless such expenses are a direct result of a change in control of the Investment Adviser); all expenses of typesetting of the Funds’ prospectuses and of printing and mailing copies of the prospectuses furnished to each then-existing shareholder or beneficial owner; all taxes and fees payable to federal, state or other governmental agencies, domestic or foreign, all stamp or other taxes; all expenses of printing and mailing certificates for shares of the Fund(s); all expenses of bond and insurance coverage required by law or deemed advisable by the Board of Trustees; and all expenses of qualifying and maintaining qualification of shares of the Fund(s) under the securities laws of such United States jurisdictions as the Trust may from time to time reasonably designate; all expenses of maintaining the registration statement of the Trust.

7.

Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Funds will pay the Investment Adviser and the Investment Adviser will accept as full compensation a fee as set forth on Schedule A hereto. The obligation of the Funds to pay the above-described fee to the Investment Adviser will begin as of the date of the initial public sale of shares in the Funds. The fee attributable to a Fund shall be the obligation of that particular Fund and not of any other Fund.

8.

Limitation of Liability. The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except to the extent of a loss resulting from (i) willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by the Investment Adviser of its obligations and duties under this Agreement or (ii) any untrue statement of a material fact contained in the Summary Prospectus, Prospectus or Statement of Additional Information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to a Fund or the omission to state therein a material fact known to the Investment Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made solely in reliance upon information furnished to the Trust by the Investment Adviser.

9.

Duration and Termination. This Agreement will become effective with respect to each Fund listed on Schedule A as of the date first written above (or, if a particular Fund is not in existence on that date, on the date a registration statement relating to that Fund becomes effective with the Commission), provided that it shall have been approved by vote of a majority of the outstanding voting securities of such Fund and approved by the vote of a majority of those members of the Trust’s Board of Trustees who are not “interested persons”, as that term is defined in the 1940 Act

(“Independent Trustees”), and unless sooner terminated as provided herein, shall continue in effect until December 31, 2022. Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Fund for successive one-year terms, provided that such continuance is specifically approved at least annually in accordance with the 1940 Act (a) by the vote of a majority of the Trust’s Independent Trustees and (b) by the vote of a majority of the Trust’s Board of Trustees or by the vote of a majority of all votes attributable to the outstanding shares of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to a particular Fund at any time on 60 days’ written notice, without the payment of any penalty, by the Trust (by vote of the Trust’s Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund) or by the Investment Adviser. This Agreement will immediately terminate in the event of its assignment. As used in this Agreement, the terms “majority of the outstanding voting securities”, “interested persons” and “assignment” shall have the same meanings as ascribed to such terms in the 1940 Act.

10.	Investment Adviser’s Representations. The Investment Adviser hereby represents and warrants that:

(a)	it is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect;

(b)	it is willing and possesses all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable law and regulations.

(c)	it has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Trust with a copy of such code of ethics.

11.

Use of Name. The Trust and the Investment Adviser acknowledge that all rights to the name “Advisers Investment Trust” or any variation thereof belong to the Trust. The Trust and the Investment Adviser acknowledge that all rights to the names “State Farm Investment Management Corp.”, “State Farm Mutual Automobile Insurance Company,” “State Farm VP Management Corp.,” “State Farm Growth Fund,” “State Farm Balanced Fund,” “State Farm Interim Fund,” and “State Farm Municipal Bond Fund” or any variation thereof (collectively, the “Investment Adviser’s Names”) belong to the Investment Adviser and that the Trust is being granted a limited license to use Investment Adviser’s Names in the Trust’s registration statement and any required disclosure filings, in the name of any of the Funds or in the name of any class of shares. In the event that the Investment Adviser ceases to be an adviser to the Trust, the Trust’s right to the use of the Investment Adviser’s Names shall automatically cease promptly upon termination of this Agreement. The right to Investment Adviser’s Names may also be withdrawn by the Investment Adviser during the term of this Agreement upon ninety (90) days written notice by the Investment Adviser to the Trust. Nothing contained herein shall impair or diminish in any respect, the Investment Adviser’s right to use the Investment Adviser’s Names in the name of, or in connection with, any other business enterprises with which the Investment Adviser is or may become associated. There is no charge to the Trust for the right to use the Investment Adviser’s Names.

12.

Confidentiality. Without the prior consent of the other party, no party shall disclose Confidential Information (as defined below) of any other party received in connection with the services provided under this Agreement. The receiving party shall use the same degree of care as it uses to protect its own confidential information of like nature, but no less than a reasonable degree of care, to maintain in confidence the Confidential Information of the disclosing party. The foregoing provisions shall not apply to any information that (i) is, at the time of disclosure, or thereafter becomes, part of the public domain through a source other than the receiving party, (ii) is subsequently learned from a third party that, to the knowledge of the receiving party, is not under an obligation of confidentiality to the disclosing party, (iii) was known to the receiving party at the time of disclosure, or (iv) is generated independently by the receiving party, or (v) is disclosed pursuant to applicable law, subpoena, applicable professional standards, request of a governmental or regulatory agency, or other process after reasonable notice to the other party. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity, to an injunction or injunctions without bond or other security to prevent breaches of this provision.

For the purpose of this Agreement, Confidential Information shall mean NPPI (as defined below), any information identified by either party as “Confidential” and/or “Proprietary” or which, under all of the circumstances, ought reasonably to be treated as confidential and/or proprietary, or any nonpublic information obtained hereunder concerning the other party.

Nonpublic personal information relating to shareholders of the Trust (“NPPI”) provided by, or at the direction of, the Trust to the Investment Adviser, or collected or retained by the Investment Adviser in the course of performing its duties and responsibilities under this Agreement shall remain the sole property of the Trust. The Investment Adviser shall not give, sell or in any way transfer such Confidential Information to any person or entity, other than affiliates of the Investment Adviser except in connection with the performance of the Investment Adviser’s duties and responsibilities under this Agreement, at the direction of the Trust or as required or permitted by law (including applicable anti-money laundering laws). The Investment Adviser represents, warrants and agrees that it has in place and will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to shareholders of the Trust. The Investment Adviser represents to the Trust that it has adopted a statement of its privacy policies and practices as required by Regulation S-P and agrees to provide the Trust with a copy of that statement annually.

The parties agree to comply with any and all regulations promulgated by the Commission or other applicable laws regarding the confidentiality of shareholder information.

The provisions of this Section shall survive the termination of this Agreement.

13.

Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, and no material written amendment of this Agreement shall be effective until approved by the Board, including a majority of the Independent Trustees, and (if required under interpretations of the 1940 Act by the Securities and Exchange Commission or its staff) by vote of the holders of a majority of the outstanding voting securities of the Fund to which the amendment relates.

14.	Governing Law. This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the State of Illinois.

15.

Miscellaneous. A copy of the Trust’s Certificate of Trust is on file with the Secretary of State of Delaware, and notice is hereby given that this Agreement is executed by the Trust on behalf of the Fund(s) by an officer of the Trust as an officer and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property belonging to each Fund severally and not jointly.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

Advisers Investment Trust

By:	/s/ Barbara J. Nelligan
Name:	Barbara J. Nelligan
Title:	President

State Farm Investment Management Corp.

By:	/s/ Michael L. Tipsord
Name:	Michael L. Tipsord
Title:	President

DATED: December 9, 2020

SCHEDULE A

TO THE

INVESTMENT ADVISORY AGREEMENT

BETWEEN ADVISERS INVESTMENT TRUST

AND

STATE FARM INVESTMENT MANAGEMENT CORP.

Name of Fund	Compensation*
State Farm Growth Fund	Annual rate of 0.10% of the average daily net assets of the Fund
State Farm Balanced Fund	Annual rate of 0.11% of the average daily net assets of the Fund
State Farm Interim Fund	Annual rate of 0.12% of the average daily net assets of the Fund
State Farm Municipal Bond Fund	Annual rate of 0.11% of the average daily net assets of the Fund

Advisers Investment Trust

By:	/s/ Barbara J. Nelligan
Name:	Barbara J. Nelligan
Title:	President

State Farm Investment Management Corp.

By:	/s/ Michael L. Tipsord
Name:	Michael L. Tipsord
Title:	President

*	All fees are computed daily and paid monthly.